CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Trustees and Shareholders
Putnam Mid Cap Value Fund:

We consent to the use of our reports dated June 3, 2003, incorporated in this Registration Statement by reference, to the Putnam Mid Cap Value Fund, and to the references to our firm under the captions "Financial Highlights" in the prospectus and "INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                               /s/ KPMG LLP

Boston, Massachusetts
August 25, 2003